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EXHIBIT  (23) (ii)
Consent of Counsel
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{Sutherland, Asbill & Brennan, L.L.P}



March 31, 1997



Glenbrook Life and Annuity Company
3100 Sanders Road
Northbrook, IL 60062

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed by Glenbrook Life and Annuity Company (File No. 333-07275) with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,



                                            SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                            By: /s/ STEPHEN E. ROTH
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